UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2014

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2014, the Compensation Committee of the Board of Directors of The Spectranetics Corporation (the “Company”) approved a form of Performance Stock Unit (“PSU”) Grant (the “PSU Grant Form”) to be used in connection with the grant of PSU awards to the Company’s named executive officers and other employees pursuant to the Company’s Amended and Restated 2006 Incentive Award Plan.  The PSU Grant Form will govern PSUs granted to the Company’s officers that were approved by the Compensation Committee in June 2014.

The PSU Grant Form provides, among other things, that (i) each PSU that vests represents the right to receive one share of the Company’s common stock, (ii) the PSUs vest based on the Company’s achieving specified performance measurements over a three-year “cliff” performance period plus an additional year “cliff” time vesting, (iii) the PSUs have target payout opportunities of between 0% and 250%, (iv) the performance measurements include a compounded annual growth rate for revenue and Adjusted EBITDA (as defined in the PSU Grant Form) as described further in the PSU Grant Form, and (v) all or a portion of the PSUs may vest following a Change of Control, a Termination of Service without Cause or for Good Reason (each, as defined in the PSU Grant Form), or a termination of employment by reason of death or disability, each as described in greater detail in the PSU Grant Form.

The foregoing summary of the PSU Grant Form does not purport to be complete and is qualified in its entirety by reference to the PSU Grant Form, which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference thereto.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Stock Unit Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	October 6, 2014	By:	/s/ Jeffrey Sherman
Jeffrey Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Stock Unit Grant

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